Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of General Electric Company, a New York corporation (the “Company”), hereby constitutes and appoints H. Lawrence Culp, Jr., Michael J. Holston, Carolina Dybeck Happe, Thomas S. Timko, and Brandon Smith, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities: (i) to sign this Registration Statement under the Securities Act of 1933, as amended, on Form S-3, any amendments thereto, and all post-effective amendments and supplements to this Registration Statement for the registration of the Company’s securities; and (ii) to file this Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on the date stated below.

/s/ H. Lawrence Culp, Jr.
H. Lawrence Culp, Jr.
Chairman of the Board
(Principal Executive
Officer and Director)
Date: February 9, 2023

/s/ Carolina Dybeck Happe	/s/ Thomas S. Timko
Carolina Dybeck Happe	Thomas S. Timko
Senior Vice President and	Vice President, Chief Accounting
Chief Financial Officer	Officer and Controller
(Principal Financial Officer)	(Principal Accounting Officer)
Date: February 9, 2023	Date: February 8, 2023

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Exhibit 24

/s/ Stephen Angel	/s/ Thomas W. Horton
Stephen Angel Director Date: February 7, 2023	Thomas W. Horton Director Date: January 31, 2023

/s/ Sébastien M. Bazin	/s/ Catherine A. Lesjak
Sébastien M. Bazin Director Date: February 3, 2023	Catherine A. Lesjak Director Date: January 31, 2023

/s/ Francisco D’Souza	/s/ Paula Rosput Reynolds
Francisco D’Souza Director Date: January 31, 2023	Paula Rosput Reynolds Director Date: February 1, 2023

/s/ Edward P. Garden	/s/ Leslie F. Seidman
Edward P. Garden Director Date: February 3, 2023	Leslie F. Seidman Director Date: January 31, 2023

/s/ Isabella Goren
Isabella Goren Director Date: February 1, 2023

A MAJORITY OF THE BOARD OF DIRECTORS

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